EXHIBIT 99.1

GBT Announces Plans to Seek Regulatory Approval for Oxbryta® (voxelotor) to Treat Sickle Cell Patients in Europe

Intends to seek full marketing authorization for Oxbryta to treat hemolytic anemia in sickle cell disease

Marketing Authorization Application submission planned by mid-2021

SOUTH SAN FRANCISCO, Calif., June 24, 2020 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT) today announced that it plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for Oxbryta® (voxelotor) tablets to treat hemolytic anemia in sickle cell disease (SCD) patients ages 12 years and older. The company plans to submit the MAA by mid-2021.

An oral, once daily therapy, Oxbryta directly inhibits hemoglobin polymerization, the root cause of the sickling and destruction of red blood cells in SCD. The sickling process causes hemolytic anemia (low hemoglobin due to red blood cell destruction), which impairs adequate oxygen delivery to the tissues and organs in the body.

“Anemia and hemolysis are well established to cause morbidity and mortality in sickle cell disease. At GBT, our focus is to address sickle cell disease at its core and modify the course of the disease, with the goal of mitigating the serious and life-threatening complications that often lead to long-term damage and early death,” said Ted W. Love, M.D., president and chief executive officer of GBT. “Currently, there are no approved therapies in Europe to treat hemolytic anemia in sickle cell disease. We hope to address this critical unmet need as part of our commitment to patient access to innovative treatments for this devastating disease.”

Based on recent discussions with the EMA, GBT intends to seek full marketing authorization of Oxbryta. The planned MAA will include data from the Phase 3 HOPE (Hemoglobin Oxygen Affinity Modulation to Inhibit HbS PolymErization) Study and the Phase 2 HOPE-KIDS 1 Study, both of which enrolled patients at clinical sites in Europe. GBT also intends to initiate an Early Access Program in Europe for patients and physicians who may need access to Oxbryta prior to potential marketing authorization.

In Europe, an estimated 52,000 people are living with SCD.1 In recognition of the need for new SCD treatments, the EMA granted Oxbryta Priority Medicines (PRIME) designation, and the European Commission (EC) designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

Oxbryta received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of SCD in adults and children 12 years of age and older on November 25, 2019.2 Earlier this month, GBT announced plans to expand the potential use of Oxbryta in the United States for the treatment of SCD in children ages 4 to 11 years.

About Sickle Cell Disease
Sickle cell disease (SCD) affects an estimated 100,000 people in the United States,3 an estimated 52,000 people in Europe,1 and millions of people throughout the world, particularly among those whose ancestors are from sub-Saharan Africa.3 It also affects people of Hispanic, South Asian, Southern European, and Middle Eastern ancestry.3 SCD is a lifelong inherited blood disorder that impacts hemoglobin, a protein carried by red blood cells that delivers oxygen to tissues and organs throughout the body.4 Due to a genetic mutation, people with SCD form abnormal hemoglobin known as sickle hemoglobin. Through a process called hemoglobin polymerization, red blood cells become sickled – deoxygenated, crescent-shaped, and rigid.4-6 The sickling process causes hemolytic anemia (low hemoglobin due to red blood cell destruction) and blockages in capillaries and small blood vessels, which impede the flow of blood and oxygen throughout the body. The diminished oxygen delivery to tissues and organs can lead to life-threatening complications, including stroke and irreversible organ damage.5-8

About Oxbryta® (voxelotor) Tablets
Oxbryta (voxelotor) is an oral, once-daily therapy for patients with sickle cell disease (SCD). Oxbryta works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes Oxbryta blocks polymerization and the resultant sickling and destruction of red blood cells, which are primary pathologies faced by every single person living with SCD. With the potential to improve hemolytic anemia and oxygen delivery, GBT believes that Oxbryta has the potential to modify the course of SCD. On November 25, 2019, Oxbryta received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of SCD in adults and children 12 years of age and older.2 As a condition of accelerated approval, GBT will continue to study Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 15 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug, and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta has been granted Priority Medicines (PRIME) designation from the European Medicines Agency (EMA), and the European Commission (EC) has designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

Important Safety Information
Oxbryta should not be taken if the patient has had an allergic reaction to voxelotor or any of the ingredients in Oxbryta. See the end of the patient leaflet for a list of the ingredients in Oxbryta. Oxbryta can cause serious side effects, including serious allergic reactions. Patients should tell their healthcare provider or get emergency medical help right away if they get rash, hives, shortness of breath, or swelling of the face.

Patients receiving exchange transfusions should talk to their healthcare provider about possible difficulties with the interpretation of certain blood tests when taking Oxbryta.

The most common side effects of Oxbryta include headache, diarrhea, stomach (abdominal) pain, nausea, tiredness, rash, and fever. These are not all the possible side effects of Oxbryta. Before taking Oxbryta, patients should tell their healthcare provider about all medical conditions, including if they have liver problems; if they are pregnant or plan to become pregnant as it is not known if Oxbryta can harm an unborn baby; or if they are breastfeeding or plan to breastfeed as it is not known if Oxbryta can pass into breastmilk or if it can harm a baby. Patients should not breastfeed during treatment with Oxbryta and for at least 2 weeks after the last dose.

Patients should tell their healthcare provider about all the medicines they take, including prescription and over-the-counter medicines, vitamins, and herbal supplements. Some medicines may affect how Oxbryta works. Oxbryta may also affect how other medicines work.

Patients are advised to call their doctor for medical advice about side effects. Side effects can be reported to FDA at 1-800-FDA-1088. Side effects can also be reported to Global Blood Therapeutics at 1-833-428-4968 (1-833-GBT-4YOU).

Full Prescribing Information for Oxbryta is available at Oxbryta.com.

About Global Blood Therapeutics
Global Blood Therapeutics (GBT) is a biopharmaceutical company dedicated to the discovery, development, and delivery of life-changing treatments that provide hope to underserved patient communities. Founded in 2011, GBT is delivering on its goal to transform the treatment and care of sickle cell disease (SCD), a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta® (voxelotor), the first FDA-approved treatment that directly inhibits sickle hemoglobin polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a p-selectin inhibitor in development to address pain crises associated with the disease. In addition, GBT’s drug discovery teams are working on new targets to develop the next generation of treatments for SCD. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. GBT intends these forward-looking statements, including statements regarding GBT’s priorities, dedication, focus, goals, and vision; the safety, efficacy, and mechanism of action of Oxbryta and other product characteristics; the commercialization, delivery, availability, use, and commercial and medical potential of Oxbryta; ongoing and planned studies of Oxbryta and related protocols, activities, and expectations; the potential regulatory approval for Oxbryta to treat patients in Europe, including the submission of an MAA, the type and contents of such submission and related timing; addressing the need for approved therapies in Europe to treat hemolytic anemia; an Early Access Program in Europe for Oxbryta; the potential expansion of the labeling for Oxbryta in the US; altering the treatment, course, and care of SCD and alleviating related complications; the commitment to patient access to treatments for SCD; the potential of inclacumab; and advancing GBT’s pipeline, working on new targets and discovering, developing and delivering treatments, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and GBT makes this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect GBT’s current views about its plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to the company and on assumptions the company has made. GBT can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond GBT’s control including, without limitation, risks and uncertainties relating to the COVID-19 pandemic, including the extent and duration of the impact on GBT’s business, including commercialization activities, regulatory efforts, research and development, corporate development activities, and operating results, which will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing, and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease; the risks that GBT has only recently established its commercialization capabilities and may not be able to successfully commercialize Oxbryta; risks associated with GBT’s dependence on third parties for development, manufacture, and commercialization activities related to Oxbryta; government and third-party payor actions, including those relating to reimbursement and pricing; risks and uncertainties relating to competitive products and other changes that may limit demand for Oxbryta; the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta; the risks that drug-related adverse events may be observed during commercialization or clinical development; data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; compliance with the funding and other obligations under the Pharmakon loan; and the timing and progress of GBT’s and Syros’ research and development activities under their collaboration; along with those risks set forth in GBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in GBT’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in GBT’s subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, GBT assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

References

  European Medicines Agency. https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3182125. Accessed June 12, 2020.
  Oxbryta (voxelotor) tablets prescribing information. South San Francisco, Calif. Global Blood Therapeutics, Inc.; November 2019.
  Centers for Disease Control and Prevention website. Sickle Cell Disease (SCD). https://www.cdc.gov/ncbddd/sicklecell/data.html. Accessed June 3, 2019.
  National Heart, Lung, and Blood Institute website. Sickle Cell Disease. https://www.nhlbi.nih.gov/health-topics/sickle-cell-disease. Accessed August 5, 2019.
  Rees DC, et al. Lancet. 2010;376(9757):2018-2031.
  Kato GJ, et al. Nat Rev Dis Primers. 2018;4:18010.
  Kato GJ, et al. J Clin Invest. 2017;127(3):750-760.
  Caboot JB, et al. Paediatr Respir Rev. 2014;15(1):17-23.

Contact Information:
Steven Immergut (media)
650-410-3258
simmergut@gbt.com

Stephanie Yao (investors)
650-741-7730
syao@gbt.com